Exhibit 99.1

FOR IMMEDIATE RELEASE
October 30, 2017

CONTACT:
Investors -     (301) 968-9220
Media -     (301) 968-9215

MTGE INVESTMENT CORP.
ANNOUNCES THIRD QUARTER 2017 FINANCIAL RESULTS
Bethesda, MD - October 30, 2017 - MTGE Investment Corp. (“MTGE” or the “Company”) (Nasdaq: MTGE) today announced financial results for the quarter ended September 30, 2017.
THIRD QUARTER 2017 FINANCIAL HIGHLIGHTS

•	$1.06 net income per common share

◦	Includes all unrealized gains and losses on investment securities and hedging instruments

•	$0.50 net spread and dollar roll income per common share, excluding estimated “catch-up” premium amortization, compared to $0.54 per common share for the previous quarter (1)

◦
Includes $0.19 per common share of estimated dollar roll income associated with the Company's $1.9 billion average net long position in forward purchases and sales of agency mortgage-backed securities (“MBS”) in the “to-be-announced” (“TBA”) market

◦	Excludes $(0.01) per common share of estimated “catch-up” premium amortization expense due to change in projected constant prepayment rate (“CPR”) estimates

•	$0.04 per common share of net healthcare investment income

◦	$0.08 per common share, excluding $(0.04) of depreciation expense on real property

•	$0.45 dividend per common share

•	$20.61 net book value per common share as of September 30, 2017

◦	Increased $0.61 per common share, or 3.1%, from $20.00 as of June 30, 2017

◦	Includes $(0.12) per common share of cumulative depreciation of real property

•	5.3% economic return on common equity for the quarter

◦	Comprised of $0.45 dividend and $0.61 increase in net book value per common share

ADDITIONAL THIRD QUARTER 2017 HIGHLIGHTS

•	$6.8 billion investment portfolio as of September 30, 2017

◦	$3.7 billion agency securities

◦	$1.9 billion net long TBA

◦	$0.9 billion non-agency securities

◦	$0.3 billion healthcare real estate investments

•	6.3x “at risk” leverage on agency and non-agency securities as of September 30, 2017, consistent with June 30, 2017

◦	4.2x excluding net long TBA mortgage position as of September 30, 2017

MTGE Investment Corp.
October 30, 2017

•	8.5% projected life CPR for agency securities as of September 30, 2017

◦	Decreased from 8.8% at June 30, 2017

◦	10.5% agency securities CPR for the quarter

•	1.76% annualized net interest rate spread and dollar roll income for the quarter, excluding estimated “catch-up” premium amortization

◦	Excludes 4 bps of “catch-up” premium amortization expense

◦	A decrease from 1.96% for the prior quarter, excluding 5 bps of “catch-up” premium amortization expense

MANAGEMENT REMARKS

“MTGE’s investment portfolio produced an economic return of 5.3% in the third quarter, comprised of its $0.45 dividend per common share and a 3.1% increase in net asset value,” commented Gary Kain, the Company's Chief Executive Officer, President and Chief Investment Officer.  “The investment environment for residential mortgage investments remained very favorable as strong housing fundamentals and low interest rate volatility continued to support attractive returns. Despite the Federal Reserve's announcement of its long-anticipated plan to reduce MBS reinvestments, agency MBS valuations improved modestly during the quarter. Non-agency assets continued their strong 2017 performance, albeit at a more modest pace than prior quarters, as global yield investors drove further spread tightening. MTGE’s healthcare investments also continued to perform according to expectations, generating strong cash flows.”

“We are very pleased with MTGE’s year-to-date economic return of 14.6% and total stock return of 33% through the end of the third quarter,” added Peter Federico, Executive Vice President and Chief Financial Officer. “These metrics reflect the beneficial macroeconomic environment and a flexible investment mandate that allows MTGE to allocate capital across a broad spectrum of opportunities as market conditions dictate. Although the fundamental drivers of mortgage credit performance remain positive, valuations of non-agencies are elevated. As such, we continue to anticipate increasing our capital allocation toward agency and healthcare investments until the relative risk/return landscape changes.”

NET BOOK VALUE

As of September 30, 2017, the Company's net book value per common share was $20.61, an increase of $0.61 per common share, or 3.1% from its June 30, 2017 net book value per common share of $20.00. The increase in the Company's net book value per common share was primarily due to net fair value gains on agency and non-agency investments during the quarter.

INVESTMENT PORTFOLIO

As of September 30, 2017, the Company's investment portfolio included $3.7 billion of agency MBS, $1.9 billion of net long TBA positions, $0.9 billion of non-agency securities and $0.3 billion of healthcare real estate investments.

As of September 30, 2017, the Company's fixed rate agency investments were comprised of $0.5 billion 15 year MBS, $0.1 billion 20 year MBS, $3.0 billion 30 year MBS, $0.3 billion net long 15 year TBA securities and $1.6 billion net long 30 year TBA securities. As of September 30, 2017, 15 year fixed rate investments represented 14% of the Company's agency investment portfolio, consistent with June 30, 2017, and 30 year fixed rate investments represented 82% of the Company's agency portfolio, consistent with June 30, 2017.

MTGE Investment Corp.
October 30, 2017

As of September 30, 2017, the Company's net long TBA mortgage portfolio had a fair value and cost basis of approximately $1.9 billion, with a net carrying value of $(4.4) million reported in derivative assets/(liabilities) on the Company's consolidated balance sheet. The Company accounts for TBA securities as derivative instruments and recognizes dollar roll income and other realized and unrealized gains and losses on TBA securities in other gains (losses), net on the Company's consolidated statements of operations.

As of September 30, 2017, the Company's agency fixed rate assets, inclusive of the net long TBA position, had a weighted average coupon of 3.55%, down from 3.57% at June 30, 2017, comprised of the following weighted average coupons:

•	3.10% for 15 year securities;

•	3.29% for 20 year securities; and

•	3.64% for 30 year securities.

As of September 30, 2017, the Company's $0.9 billion non-agency portfolio was comprised of approximately 36% Alt-A, 33% credit risk transfer, 16% prime, 11% option ARM, 2% subprime and 2% commercial mortgage backed securities (“CMBS”).

CONSTANT PREPAYMENT RATES

The CPR for the Company's agency portfolio during the third quarter of 2017 was 10.5%, up from 9.2% in the second quarter. The weighted average projected CPR for the remaining life of the Company's agency securities held as of September 30, 2017 was 8.5%, down from 8.8% as of June 30, 2017 largely due to the mix of assets acquired during the third quarter.

The Company amortizes and accretes premiums and discounts associated with purchases of agency securities into interest income over the estimated life of such securities based on actual and projected CPRs using the effective yield method. As such, slower actual and projected prepayments can have a meaningful positive impact, while faster actual or projected prepayments can have a meaningful negative impact on the Company's agency asset yields.

The weighted average cost basis of the Company's agency securities was 105.3% of par and the unamortized agency net premium was $187.7 million as of September 30, 2017. The amortization of premiums (net of any accretion of discounts) on the agency portfolio for the quarter was $7.0 million, which includes “catch-up” premium amortization expense of $0.7 million due to changes in the Company's projected CPR estimates for securities acquired prior to the third quarter. This compares to net premium amortization cost for the prior quarter of $6.6 million including a “catch-up” premium amortization expense of $0.7 million.

NON-AGENCY ACCRETION INCOME
The weighted average cost basis of the Company's non-agency portfolio was 85.1% of par as of September 30, 2017. Accretion income on the non-agency portfolio for the quarter was $4.2 million. The total net discount remaining was $141.1 million as of September 30, 2017, with $88.7 million designated as credit reserves.

ASSET YIELDS, COST OF FUNDS AND NET INTEREST RATE SPREAD
The Company's average annualized net interest rate spread on its balance sheet and TBA securities for the third quarter was 1.72% compared to 1.91% in the second quarter. Excluding estimated “catch-up” premium

MTGE Investment Corp.
October 30, 2017

amortization due to changes in projected CPR, the Company's average annualized net interest rate spread was 1.76% for the third quarter, compared to 1.96% in the second quarter.
The Company's average agency and non-agency securities asset yield excluding TBAs was 3.35% for the third quarter, compared to 3.40% for the second quarter and 3.47% as of September 30, 2017, down 1 bp from 3.45% as of June 30, 2017.
The Company's average cost of funds was 1.72% for the third quarter, compared to 1.65% for the second quarter. The Company's average cost of funds includes the cost of effective interest rate swaps, including those used to hedge the Company's TBA assets. The Company's average cost of funds as of September 30, 2017 was 1.63%, compared to 1.54% as of June 30, 2017.
The Company recognized $0.50 per common share of net spread and dollar roll income excluding “catch-up” premium amortization (a non-GAAP financial measure) for the third quarter, compared to $0.54 for the prior quarter. Net spread and dollar roll income for the third quarter included $0.19 per common share of dollar roll income, compared to $0.21 for the prior quarter. A reconciliation of the Company's net interest income to net spread and dollar roll income and additional information regarding the Company's use of non-GAAP measures are included later in this release.

LEVERAGE
The Company uses repurchase agreements to fund purchases of agency and non-agency securities. Including TBA securities, the Company's “at risk” leverage ratio for agency and non-agency securities was 6.3x as of September 30, 2017 and averaged 6.2x during the third quarter.
The $3.8 billion borrowed under repurchase agreements as of September 30, 2017 included $1.7 billion with remaining maturities of one month or less and all but $0.3 billion with remaining maturities of less than twelve months.
As of September 30, 2017, the Company's agency and non-agency repurchase agreements had an average of 113 days remaining to maturity, up from 94 days as of June 30, 2017.

HEDGING ACTIVITIES
As of September 30, 2017, 81% of the Company's funding and net TBA balance was hedged through a combination of interest rate swaps, interest rate swaptions and short positions in U.S. Treasury securities, consistent with June 30, 2017.
The Company's interest rate swap positions as of September 30, 2017 totaled $3.6 billion in notional amount, and had a weighted average fixed pay rate of 1.54%, a weighted average receive rate of 1.31% and a weighted average maturity of 4.0 years. The Company enters into interest rate swaps with longer maturities with the intention of protecting its net book value and longer term earnings potential.
The Company utilizes interest rate swaptions to mitigate the Company's exposure to larger, more rapid increases in interest rates. As of September 30, 2017, the Company held payer swaption contracts with a total notional amount of $350.0 million and a weighted average expiration of 2.3 years. These swaptions have an underlying weighted average interest rate swap term of 8.0 years and a weighted average pay rate of 2.94% as of September 30, 2017.
The Company held a $(0.8) billion net short position in U.S. Treasury securities as of September 30, 2017.

MTGE Investment Corp.
October 30, 2017

HEALTHCARE REAL ESTATE INVESTMENTS

The Company's wholly owned subsidiary, Capital Healthcare Investments, LLC (“CHI”), held real estate assets of $282 million, financed with $187 million of secured notes payable with a weighted average interest rate of 4.49% as of September 30, 2017. During the third quarter, CHI recorded lease and rental revenues of $7.7 million and expenses of $5.7 million, including $2.0 million of depreciation expense on real estate assets.

The Company's real estate assets are accounted for at historical cost, net of accumulated depreciation, as applicable.

SERVICING
During the third quarter, the Company's servicing subsidiary Residential Credit Solutions (“RCS”) recorded a net servicing loss of $1.2 million, down from $1.8 million during the second quarter, related to the wind-down of servicing operations.

OTHER GAINS (LOSSES), NET
The Company has elected to record all agency and non-agency securities at fair value with all changes in fair value recorded in current GAAP earnings as other gains (losses). In addition, the Company has not designated any derivatives as hedges for GAAP accounting purposes and therefore all changes in the fair value of derivatives are recorded in current GAAP earnings as other gains (losses).
During the third quarter, the Company recorded $32.9 million in other gains (losses), net, or $0.72 per common share. Other gains (losses), net, for the quarter are comprised of:

•	$1.2 million of net realized gain on agency and non-agency securities;

•	$8.8 million of net unrealized gain on agency securities;

•	$9.0 million of net unrealized gain on non-agency securities;

•	$(1.4) million of net realized loss on periodic settlements of interest rate swaps;

•	$18.2 million of net realized gain on other derivatives and securities; and

•	$(2.9) million of net unrealized loss on other derivatives and securities.

THIRD QUARTER 2017 DIVIDEND DECLARATION
On September 13, 2017, the Board of Directors of the Company declared a third quarter dividend on its common stock of $0.45 per share, which was paid on October 27, 2017 to common stockholders of record as of September 29, 2017. Since its August 2011 initial public offering, the Company has declared and paid a total of $643.3 million in common stock dividends, or $15.00 per common share.

On September 13, 2017, the Board of Directors of the Company declared a third quarter dividend on its 8.125% Series A Cumulative Redeemable Preferred Stock (“Series A Preferred Stock”) of $0.5078125 per share. The dividend was paid on October 16, 2017 to preferred stockholders of record as of October 1, 2017. Since the May 2014 Series A Preferred Stock offering, the Company has declared and paid a total of $15.0 million in Series A Preferred Stock dividends, or $6.9006125 per share.

MTGE Investment Corp.
October 30, 2017

STOCK REPURCHASE PROGRAM
The Board of Directors of the Company has authorized an extension of the Company’s existing stock repurchase plan through December 31, 2018. Under the stock repurchase plan, the Company is authorized to repurchase up to $100 million of its outstanding shares of common stock. The Company has not made any repurchases under the current plan.
FINANCIAL STATEMENTS, OPERATING PERFORMANCE AND PORTFOLIO STATISTICS
The following tables include certain measures of operating performance, such as net spread income and estimated taxable income, which are non-GAAP financial measures. Please refer to “Use of Non-GAAP Financial Information” later in this release for further discussion of non-GAAP measures.

MTGE Investment Corp.
October 30, 2017

MTGE INVESTMENT CORP.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
	(unaudited)	(unaudited)	(unaudited)		(unaudited)
Assets:
Agency securities, at fair value	$3,686,634	$3,657,947	$2,997,725	$2,803,168	$2,952,851
Non-agency securities, at fair value	896,147	884,986	948,495	1,134,469	1,285,266
U.S. Treasury securities, at fair value	—	—	—	20,209	4,995
Land	16,641	16,641	7,374	5,646	4,383
Buildings, furniture, fixtures and equipment, net of accumulated depreciation	242,239	244,159	105,915	81,780	59,492
Cash and cash equivalents	129,927	155,541	130,084	123,640	122,872
Restricted cash	45,422	40,424	34,442	13,005	44,608
Interest receivable	13,632	12,667	10,593	9,767	10,006
Derivative assets, at fair value	12,858	15,518	15,995	29,048	6,583
Receivable for securities sold	—	105,656	5,748	—	158,024
Receivable under reverse repurchase agreements	761,779	857,368	1,335,057	487,469	166,542
Mortgage servicing rights, at fair value	—	—	—	49,776	50,535
Other assets	19,385	19,994	27,754	39,178	42,656
Total assets	$5,824,664	$6,010,901	$5,619,182	$4,797,155	$4,908,813
Liabilities:
Repurchase agreements	$3,807,880	$3,805,778	$3,185,134	$2,970,816	$3,284,942
Federal Home Loan Bank advances	—	—	—	273,700	273,700
Notes payable	186,504	186,924	86,208	66,527	49,221
Payable for securities purchased	22,049	149,141	21,837	—	76,006
Derivative liabilities, at fair value	9,401	10,554	6,678	27,820	23,414
Dividend payable	21,726	21,726	21,726	19,436	19,436
Obligation to return securities borrowed under reverse repurchase agreements, at fair value	751,234	839,419	1,321,843	474,935	166,327
Accounts payable and other accrued liabilities	26,356	26,030	25,613	30,876	19,129
Total liabilities	4,825,150	5,039,572	4,669,039	3,864,110	3,912,175
Stockholders' equity:
Redeemable preferred stock - aggregate liquidation preference of $55,000	53,039	53,039	53,039	53,039	53,039
Common stock, $0.01 par value; 300,000 shares authorized, 45,798 issued and outstanding, respectively	458	458	458	458	458
Additional paid-in capital	1,122,661	1,122,593	1,122,527	1,122,493	1,122,459
Retained deficit	(177,170)	(205,294)	(226,187)	(243,260)	(179,640)
Total MTGE Investment Corp. stockholders' equity	998,988	970,796	949,837	932,730	996,316
Noncontrolling interests	526	533	306	315	322
Total stockholders' equity	999,514	971,329	950,143	933,045	996,638
Total liabilities and stockholders' equity	$5,824,664	$6,010,901	$5,619,182	$4,797,155	$4,908,813

Net book value per common share	$20.61	$20.00	$19.54	$19.17	$20.55

MTGE Investment Corp.
October 30, 2017

MTGE INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Interest income:
Agency securities	$23,147	$22,010	$17,901	$23,094	$19,028
Non-agency securities	12,521	13,478	15,696	16,261	16,410
Other	323	245	160	98	153
Interest expense	(14,447)	(12,344)	(10,165)	(10,144)	(10,082)
Net interest income	21,544	23,389	23,592	29,309	25,509
Servicing:
Servicing income	4	75	2,558	3,589	3,904
Servicing expense	(1,165)	(1,915)	(4,985)	(4,750)	(6,394)
Net servicing loss	(1,161)	(1,840)	(2,427)	(1,161)	(2,490)
Healthcare:
Healthcare real estate income	7,671	5,754	3,315	2,721	2,424
Healthcare real estate expense	(5,702)	(4,373)	(2,653)	(2,223)	(2,074)
Net healthcare investment income	1,969	1,381	662	498	350
Other gains (losses), net:
Realized gain (loss) on agency securities, net	775	(489)	(212)	(5,226)	5,913
Realized gain on non-agency securities, net	395	14,481	12,714	3,182	756
Realized loss on periodic settlements of interest rate swaps, net	(1,361)	(2,281)	(2,660)	(1,935)	(2,041)
Realized gain (loss) on other derivatives and securities, net	18,222	4,745	2,167	(9,930)	(40,483)
Unrealized gain (loss) on agency securities, net	8,780	9,146	(115)	(84,460)	(5,228)
Unrealized gain on non-agency securities, net	9,007	11,219	13,014	2,555	33,462
Unrealized gain (loss) on other derivatives and securities, net	(2,895)	(11,718)	(2,839)	30,396	58,563
Gain on mortgage servicing rights	—	—	—	2,007	62
Impairment of intangible assets	—	—	—	(5,000)	—
Total other gains (losses), net	32,923	25,103	22,069	(68,411)	51,004
Expenses:
Management fees	3,543	3,488	3,376	3,510	3,525
General and administrative expenses	1,882	1,933	1,719	1,651	1,794
Total expenses	5,425	5,421	5,095	5,161	5,319
Income (loss) before tax	49,850	42,612	38,801	(44,926)	69,054
Benefit from (provision for) excise and income tax, net	—	—	—	745	(31)
Net income (loss)	49,850	42,612	38,801	(44,181)	69,023
Dividend on preferred stock	(1,117)	(1,117)	(1,117)	(1,117)	(1,117)
Net (income) loss attributable to noncontrolling interests	—	7	(2)	(3)	(5)
Net income (loss) available to common stockholders	$48,733	$41,502	$37,682	$(45,301)	$67,901

Net income (loss) per common share - basic and diluted	$1.06	$0.91	$0.82	$(0.99)	$1.48

MTGE Investment Corp.
October 30, 2017

Weighted average number of common shares outstanding - basic	45,809	45,803	45,798	45,798	45,798
Weighted average number of common shares outstanding - diluted	45,814	45,804	45,806	45,803	45,801

Dividends declared per common share	$0.45	$0.45	$0.45	$0.40	$0.40

MTGE Investment Corp.
October 30, 2017

MTGE INVESTMENT CORP.
RECONCILIATIONS OF GAAP NET INTEREST INCOME TO NET SPREAD AND DOLLAR ROLL INCOME (1)
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Interest income:
Agency securities	$23,147	$22,010	$17,901	$23,094	$19,028
Non-agency securities and other	12,844	13,723	15,856	16,359	16,563
Interest expense	(14,447)	(12,344)	(10,165)	(10,144)	(10,082)
Net interest income	21,544	23,389	23,592	29,309	25,509
Realized loss on periodic settlements of interest rate swaps, net	(1,361)	(2,281)	(2,660)	(1,935)	(2,041)
Dollar roll income	8,818	9,567	7,271	6,185	4,231
Adjusted net interest and dollar roll income	29,001	30,675	28,203	33,559	27,699
Operating expenses (2)	(5,425)	(5,421)	(5,095)	(5,161)	(5,319)
Net spread and dollar roll income	23,576	25,254	23,108	28,398	22,380
Dividend on preferred stock	(1,117)	(1,117)	(1,117)	(1,117)	(1,117)
Net spread and dollar roll income available to common stockholders	22,459	24,137	21,991	27,281	21,263
Estimated “catch-up” premium amortization cost (benefit) due to change in CPR forecast	669	736	645	(4,349)	674
Net spread and dollar roll income, excluding “catch-up” premium amortization, available to common stockholders	$23,128	$24,873	$22,636	$22,932	$21,937

Weighted average number of common shares outstanding - basic	45,809	45,803	45,798	45,798	45,798
Weighted average number of common shares outstanding - diluted	45,814	45,804	45,806	45,803	45,801

Net spread and dollar roll income per common share- basic and diluted	$0.49	$0.53	$0.48	$0.60	$0.46
Net spread and dollar roll income, excluding “catch up” amortization per common share- basic and diluted	$0.50	$0.54	$0.49	$0.50	$0.48

MTGE Investment Corp.
October 30, 2017

MTGE INVESTMENT CORP.
RECONCILIATIONS OF GAAP NET INCOME TO ESTIMATED TAXABLE INCOME (1)
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Net income (loss)	$49,850	$42,612	$38,801	$(44,181)	$69,023
Estimated book to tax differences:
Unrealized (gains) and losses, net
Agency securities	(8,780)	(9,146)	115	84,460	5,228
Non-agency securities	(9,007)	(11,219)	(13,014)	(2,555)	(33,462)
Derivatives and other securities	2,895	11,718	2,839	(32,403)	(58,625)
Amortization / accretion	1,055	62	(1,174)	(5,011)	(173)
Capital losses (gains), net (3)	(18,144)	(40,978)	13,716	(46)	(8,415)
Other realized losses (gains), net	(9,278)	12,536	(37,324)	5,292	37,097
Taxable REIT subsidiary loss and other	1,161	1,840	2,427	5,201	2,516
Total book to tax difference	(40,098)	(35,187)	(32,415)	54,938	(55,834)
Estimated taxable income	9,752	7,425	6,386	10,757	13,189
Dividend on preferred stock	(1,117)	(1,117)	(1,117)	(1,117)	(1,117)
Estimated taxable income available to common stockholders	$8,635	$6,308	$5,269	$9,640	$12,072

Weighted average number of common shares outstanding - basic	45,809	45,803	45,798	45,798	45,798
Weighted average number of common shares outstanding - diluted	45,814	45,804	45,806	45,803	45,801

Net estimated taxable income per common share - basic and diluted	$0.19	$0.14	$0.12	$0.21	$0.26
Ending cumulative distributions in excess of taxable income per common share	$(1.39)	$(1.13)	$(0.82)	$(0.48)	$(0.29)

Beginning cumulative non-deductible capital losses	$91,085	$132,063	$118,347	$118,393	$126,808
Current period net capital loss (gain)	(18,144)	(40,978)	13,716	(46)	(8,415)
Ending cumulative non-deductible capital losses	$72,941	$91,085	$132,063	$118,347	$118,393
Ending cumulative non-deductible capital losses per common share	$1.59	$1.99	$2.88	$2.58	$2.59

MTGE Investment Corp.
October 30, 2017

MTGE INVESTMENT CORP.
KEY PORTFOLIO STATISTICS (1)(4)
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Ending agency securities, at fair value	$3,686,634	$3,657,947	$2,997,725	$2,803,168	$2,952,851
Ending agency securities, at cost	$3,702,219	$3,682,313	$3,031,237	$2,836,564	$2,901,788
Ending agency securities, at par	$3,514,499	$3,508,139	$2,881,851	$2,703,884	$2,754,915
Average agency securities, at cost	$3,465,320	$3,310,019	$2,762,718	$2,855,389	$3,043,411
Average agency securities, at par	$3,295,584	$3,151,220	$2,629,607	$2,712,249	$2,891,174

Ending non-agency securities, at fair value	$896,147	$884,986	$948,495	$1,134,469	$1,285,266
Ending non-agency securities, at cost	$807,801	$805,648	$880,376	$1,079,363	$1,232,716
Ending non-agency securities, at par	$948,940	$951,656	$1,039,185	$1,265,040	$1,431,032
Average non-agency securities, at cost	$799,643	$849,488	$1,009,041	$1,179,225	$1,249,631
Average non-agency securities, at par	$943,687	$989,287	$1,187,097	$1,372,229	$1,448,546

Net TBA portfolio - as of period end, at fair value	$1,913,796	$1,646,019	$2,081,093	$900,316	$1,209,459
Net TBA portfolio - as of period end, at cost	$1,918,227	$1,647,075	$2,070,072	$918,805	$1,205,003
Average net TBA portfolio, at cost	$1,899,205	$1,743,154	$1,366,814	$1,104,722	$704,098

Average total assets, at fair value	$5,531,198	$5,549,988	$5,044,712	$4,817,780	$4,924,603
Average agency and non-agency repurchase agreements and advances	$3,650,206	$3,538,006	$3,117,397	$3,403,590	$3,682,233
Average stockholders' equity (5)	$990,338	$969,718	$946,266	$965,970	$980,655

Average coupon	3.62%	3.58%	3.38%	3.35%	3.34%
Average asset yield	3.35%	3.40%	3.56%	3.90%	3.30%
Average cost of funds (6)	1.72%	1.65%	1.67%	1.41%	1.30%
Average net interest rate spread	1.63%	1.75%	1.89%	2.49%	2.00%
Average net interest rate spread, including TBA dollar roll (7)	1.72%	1.91%	2.00%	2.47%	2.06%
Average net interest rate spread, including TBA dollar roll, excluding estimated “catch-up” premium amortization	1.76%	1.96%	2.05%	2.13%	2.12%
Average coupon as of period end	3.63%	3.57%	3.54%	3.35%	3.31%
Average asset yield as of period end	3.47%	3.45%	3.60%	3.70%	3.47%
Average cost of funds as of period end	1.63%	1.54%	1.55%	1.62%	1.30%
Average net interest rate spread as of period end	1.84%	1.91%	2.05%	2.08%	2.17%

MTGE Investment Corp.
October 30, 2017

	Three Months Ended
	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Average actual CPR for agency securities held during the period	10.5%	9.2%	9.2%	12.8%	13.0%
Average projected life CPR for agency securities as of period end	8.5%	8.8%	8.5%	8.1%	10.1%

Leverage - average during the period (8)	4.1x	4.0x	3.5x	3.8x	4.0x
Leverage - average during the period, including net TBA position	6.2x	6.0x	5.1x	5.0x	4.8x
Leverage - as of period end (9)	4.2x	4.4x	3.6x	3.7x	3.7x
Leverage - as of period end, including net TBA position	6.3x	6.3x	5.9x	4.8x	5.0x

Expenses % of average total assets - annualized	0.4%	0.4%	0.4%	0.4%	0.4%
Expenses % of average stockholders' equity - annualized	2.2%	2.2%	2.2%	2.2%	2.2%
Net book value per common share as of period end	$20.61	$20.00	$19.54	$19.17	$20.55
Dividends declared per common share	$0.45	$0.45	$0.45	$0.40	$0.40
Economic return (loss) on common equity - annualized	21.2%	18.4%	17.2%	(19.2)%	30.4%
————————

(1)	Represents a non-GAAP measure. Refer to “Use of Non-GAAP Financial Information” for additional discussion of non-GAAP financial measures.

(2)	Excludes expenses related to the Company's investments in RCS and healthcare real estate.

(3)	The Company's estimated taxable income excludes any net capital gains, which will be subtracted from the Company's net capital loss carryforwards from prior periods.

(4)	Average numbers for each period are weighted based on days on the Company's books and records. All percentages are annualized.

(5)	Excluding the Company's investment in healthcare real estate, the average stockholder's equity for the third quarter was $897 million.

(6)	Average cost of funds includes periodic settlements of interest rate swaps and excludes U.S. Treasury repurchase agreements.

(7)	Estimated dollar roll income excludes the impact of other supplemental hedges and is recognized in gain (loss) on other derivatives and securities, net.

(8)
Leverage during the period was calculated by dividing the Company's daily weighted average agency and non-agency financing for the period by the Company's average month-ended stockholders' equity for the period less investments in RCS and healthcare real estate. Leverage excludes U.S. Treasury repurchase agreements.

(9)
Leverage at period end was calculated by dividing the sum of the amount outstanding under the Company's agency and non-agency financing and the net receivable/payable for unsettled securities at period end by the Company's stockholders' equity at period end less investments in RCS and healthcare real estate. Leverage excludes U.S. Treasury repurchase agreements.

STOCKHOLDER CALL
MTGE will hold a stockholder call and live audio webcast on October 31, 2017 at 8:30 am ET. Callers who do not plan on asking a question and have internet access are encouraged to utilize the free live webcast at www.MTGE.com. Those who plan on participating in the Q&A or do not have internet available may access the call by dialing (877) 503-6874 (U.S. domestic) or (412) 902-6600 (international). Please advise the operator you are dialing in for the MTGE Investment Corp. stockholder call.
A slide presentation will accompany the call and will be available at www.MTGE.com. Select the Q3 2017 Earnings Presentation link to download and print the presentation in advance of the stockholder call.
An archived audio of the stockholder call combined with the slide presentation will be available on the MTGE website after the call on October 31, 2017. In addition, there will be a phone recording available one hour after the live call on October 31, 2017 through November 14, 2017. Those who are interested in hearing the recording of the presentation can access it by dialing (877) 344-7529 (U.S. domestic) or (412) 317-0088 (international), passcode 10112687.

MTGE Investment Corp.
October 30, 2017

For further information or questions, please contact Investor Relations at (301) 968-9220 or IR@MTGE.com.

ABOUT MTGE INVESTMENT CORP.

MTGE Investment Corp. is a real estate investment trust that invests in and manages a leveraged portfolio of agency mortgage investments, non-agency mortgage investments and other real estate-related investments. The Company is externally managed and advised by MTGE Management, LLC, an affiliate of AGNC Investment Corp. For further information, please refer to www.MTGE.com.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance or results. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of important factors, including, without limitation, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of the Company's assets, the receipt of regulatory approval or other closing conditions for a transaction, general economic conditions, market conditions, conditions in the market for agency and non-agency securities and mortgage related investments, and legislative and regulatory changes that could adversely affect the business of the Company. Certain important factors that could cause actual results to differ materially from those contained in the forward-looking statements, are included in the Company's periodic reports filed with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC's website, www.sec.gov. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt or new information, or otherwise.

USE OF NON-GAAP FINANCIAL INFORMATION

In addition to the results presented in accordance with GAAP, the Company's results of operations discussed in this release include certain non-GAAP financial information, including “net spread and dollar roll income,” “net spread and dollar roll income, excluding ‘catch-up’ premium amortization,” “estimated taxable income” and the related per common share measures and certain financial metrics derived from such non-GAAP information, such as “cost of funds” and “net interest rate spread.”

“Net spread and dollar roll income” is measured as (i) net interest income (GAAP measure) adjusted to include other interest rate swap periodic costs, TBA dollar roll income and dividends on REIT equity securities (referred to as “adjusted net interest and dollar roll income”) less (ii) total operating expenses (GAAP measure) adjusted to exclude non-recurring transaction costs. “Net spread and dollar roll income, excluding “catch-up” premium amortization,” further excludes retrospective “catch-up” adjustments to premium amortization cost or benefit due to changes in projected CPR estimates.

By providing users of the Company's financial information with such measures in addition to the related GAAP measures, the Company believes users will have greater transparency into the information used by the Company's management in its financial and operational decision-making. The Company also believes it is important for users to consider information related to its current financial performance without the effects

MTGE Investment Corp.
October 30, 2017

of certain measures that are not necessarily indicative of its current or expected investment portfolio performance and operations.

Specifically, in the case of “net spread and dollar roll income,” the Company believes the inclusion of TBA dollar roll income is meaningful as TBAs, which are accounted for under GAAP as derivative instruments with gains and losses recognized in other gain (loss) in the Company’s statement of operations, are economically equivalent to holding and financing generic agency MBS using short-term repurchase agreements. Similarly, the Company believes that the inclusion of periodic interest rate swap settlements, which are recognized under GAAP in other gain (loss), is meaningful as interest rate swaps are the primary instrument used to economically hedge against fluctuations in the Company’s borrowing costs and the inclusion of all periodic interest rate swap settlement costs is more indicative of the Company’s total cost of funds than interest expense alone. In the case of “net spread and dollar roll income, excluding ‘catch-up’ premium amortization,” the Company believes the exclusion of “catch-up” adjustments to premium amortization cost or benefit is meaningful as it excludes the cumulative effect from prior reporting periods due to current changes in future prepayment expectations and, therefore, exclusion of such cost or benefit is more indicative of the current and expected earnings potential of the Company’s investment portfolio. The Company also believes the exclusion of non-recurring costs associated with the American Capital, Ltd. strategic review process and subsequent acquisition of the Company’s external manager by AGNC Investment Corp. reported in general and administrative expense under GAAP is meaningful as they are not representative of ongoing operating costs. In the case of estimated taxable income, the Company believes it is meaningful information as it is directly related to the amount of dividends the Company is required to distribute in order to maintain its REIT qualification status.

However, because such measures are incomplete measures of the Company's financial performance and involve differences from results computed in accordance with GAAP, they should be considered as supplementary to, and not as a substitute for, results computed in accordance with GAAP. In addition, because not all companies use identical calculations, the Company's presentation of such non-GAAP measures may not be comparable to other similarly-titled measures of other companies. Furthermore, estimated taxable income can include certain information that is subject to potential adjustments up to the time of filing the Company's income tax returns, which occurs after the end of its fiscal year.

A reconciliation of GAAP net interest income to non-GAAP net spread and dollar roll income, excluding “catch-up” premium amortization and a reconciliation of GAAP net income to non-GAAP estimated taxable income is included in this release.